EXHIBIT 10.7

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made and entered into this day of September 18, 2008 by and between Capital Gold Corporation, a Delaware corporation (the "Corporation"), and J. Scott Hazlitt ("Executive").

RECITALS

A.    Corporation has engaged the services of Executive to provide the customary services of a Vice President of Mine Development of a public company in connection with the business of Corporation; and

B.    Corporation has agreed to provide certain indemnity to Executive in connection with services requested from and provided by Executive to Corporation; and

C.    The parties desire, by this writing, to memorialize said indemnity agreement.

AGREEMENT

NOW, THEREFORE, in consideration of executive services rendered to Corporation by Executive and for other good and valuable consideration, it is agreed as follows:

1.    INDEMNITY.  Subject only to the exclusions set forth in Section 2 below, Corporation hereby undertakes and agrees to indemnify and hold Executive, including his, employees and agents, harmless from and against any and all claims, suits, damages, losses, costs, liabilities, fees and expenses suffered or incurred from or as a result of services by Executive to Corporation in such capacity commencing with his initial engagement as Corporation’s Vice President of Mine Development.  Without limiting the foregoing, the rights of indemnity hereunder extend to and include protection against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Executive becomes legally obligated to pay because of any third party’s claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was or at any time becomes a director, officer, employee, Executive or other agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee, outside accountant or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  However, Executive understands and acknowledges that this indemnity agreement shall not limit or affect Executive’s liability towards Corporation.

2.    EXCLUSIONS.  This indemnity agreement shall be interpreted and enforced to the fullest extent allowed by law and the Bylaws of Corporation (as the same may from time to time be amended, provided that no amendment shall provide narrower rights than those permitted by the Bylaws as of the date hereof), but shall not extend to any loss, cost, expense or liability of Executive arising from or relating to:

(A)    fraudulent, illegal or intentional and deliberately dishonest actions or conduct of Executive;

(B)    conduct that resulted in personal profit or advantage to which Executive was not legally entitled; or

(C)    sole negligence of Executive;

3.    CONTINUATION OF INDEMNITY. All obligations of indemnity of Corporation herein in favor of Executive shall continue during the period Executive is engaged by Corporation and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Executive was serving in the capacity referred to herein.

4.    DIRECTOR & OFFICERS (“D&O”) INSURANCE COVERAGE.  Executive shall be entitled to be a named insured under Corporation's D&O Insurance coverage.

5.    GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

6.    AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

Capital Gold Corporation

By:  /s/ Gifford A. Dieterle

Gifford A. Dieterle, Chairman and President

/s/ J/ Scott Hazlitt

J. Scott Hazlitt

Address:

9428 W. Highway 50
Salida. CO 81201